Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated April 14, 2008, except for Note 22, as to which the date is May 2, 2008, related to the consolidated financial statements for the year ended December 31, 2007 of Striker Oil & Gas, Inc.  We also consent to the reference to our firm under the heading ‘Experts’ in this Registrations Statement.

/s/Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

May 2, 2008